UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT	October 30, 2012
(DATE OF EARLIEST EVENT REPORTED)	October 25, 2012

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800
Houston, Texas 77046
(Address of principal executive office)

(866) 913-2122
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2012, Boardwalk GP, LP, which is the sole general partner of the Registrant, entered into an amendment to the Registrant’s limited partnership agreement. The amendment, which became effective on October 25, 2012, changes the definition of an “eligible holder” and gives the Registrant’s general partner flexibility in making the determination of whether a unitholder is an “eligible holder”. Under the previous definition, “eligible holders” were individuals or entities subject to United States federal income taxation on the Registrant’s income or entities not subject to such taxation so long as all of the entity’s owners were subject to such taxation. Under the new definition, “eligible holders” are individuals or entities whose, or whose beneficial owners’, U.S. federal income tax status (or lack of proof thereof) would not have, or be reasonably likely to have, as determined by the Registrant’s general partner, a material adverse effect on the rates that can be charged to customers by the Registrant or its subsidiaries with respect to assets that are subject to regulation by the Federal Energy Regulatory Commission or similar regulatory body. The Registrant’s general partner can change its determination of whether a holder, or category of holders, is eligible at any time. The amendment is filed as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of Boardwalk Pipeline Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By: /s/ Jamie L. Buskill
Jamie L. Buskill
Senior Vice President, Chief Financial and Administrative Officer

Dated: October 30, 2012